                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 20-F) of MERANT plc of our report dated 26 October 2001, included in the 2001 Annual Report of Shareholders of MERANT plc.

We also consent to the incorporation by reference in the registration statements (Form S-8 Nos. 333-24867, 333-45701, 333-65027 and 333-92819) pertaining to the employee share plans named on the facing sheets thereof of our report dated 26 October 2001, with respect to the consolidated financial statements of MERANT plc incorporated by reference in the Annual Report (Form 20-F) for the year ended April 30, 2001 in respect of the UK format financial statements.

Our audits also included the financial statement schedule of MERANT plc listed in Item 19(a)2 - UK Format. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statements schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

Reading, England
November 14, 2001